UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 19, 2006

Date of Report

(Date of earliest event reported)

Merix Corporation

(Exact Name of Registrant as Specified in Charter)

Oregon	0-23818	93-1135197
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1521 Poplar Lane, Forest Grove, Oregon 97116

(Address of principal executive offices, including Zip Code)

503-359-9300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant

(b) In April 2006, the Audit Committee of Merix Corporation (“Merix” or the “Company”) commenced a process to evaluate possible independent registered public accountants for its fiscal year 2007. This process, which included evaluation of the Company’s incumbent independent registered public accountant and a number of other accounting firms, culminated with the Audit Committee’s decision on September 19, 2006 to engage Grant Thornton LLP as Merix’ independent registered public accounting firm to audit Merix’ consolidated financial statements for the fiscal year ending May 26, 2007.

During its fiscal years ended May 28, 2005 and May 27, 2006 and during the subsequent interim period ended September 18, 2006, Merix did not consult with Grant Thornton LLP regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event (each as described in paragraph 304 of Regulation S-K) in connection with the performance of services by the Company’s former independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2006	/s/ Stephen M. Going
Stephen M. Going
Vice President, General Counsel and Secretary